UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 27, 2017

Digi International Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-34033	41-1532464
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11001 Bren Road East, Minnetonka, Minnesota		55343
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-912-3444

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 2.05 Costs Associated with Exit or Disposal Activities.

On May 31, 2017 we notified employees who work in our offices in France of our intent to institute a restructuring plan impacting their employment based on an approval made by our Board of Directors on May 27, 2017. The restructuring is tied to our decision to move our EMEA sales headquarters to our Munich office and to consolidate more of our EMEA operations in this location.

Under the plan, we expect to eliminate eight employment positions in the current fiscal quarter ending June 30, 2017. Most of these positions are sales and marketing positions.

In connection with the restructuring plan, we expect to incur charges of approximately $2.1 to $2.4 million. Most of these charges are expected to be incurred during the current fiscal quarter ending June 30, 2017 with the balance presently expected to be paid before the end of the current fiscal year on September 30, 2017. The charges consist primarily of cash compensation expense associated with the elimination of employment positions, but also include charges associated with the termination of real estate and car leases as well as certain legal and other administrative costs.

Item 8.01 Other Events.

In addition to the restructuring plan described above, we also recently eliminated ten engineering positions in the United States resulting in expected charges of $180,000 - $200,000 that will be incurred in the fiscal quarter ending June 30, 2017. These charges consist almost entirely of cash compensation expense associated with the elimination of these employment positions.

The restructuring plan for EMEA as well as the elimination of engineering positions in the United States as described above are expected to result in cash savings of approximately $2.0 million annually.

This filing contains forward-looking statements that are based on management’s current expectations and assumptions. These statements often can be identified by the use of forward-looking terminology such as “expects” or variations thereon or similar terminology. Among other items, these statements relate to expectations of the business environment in which the company operates and projections of when certain actions will occur as well as the costs associated with such actions. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, including risks related to the actual timing to complete and the actual costs and associated accounting impact. These and other risks, uncertainties and assumptions identified from time to time in our filings with the United States Securities and Exchange Commission, including without limitation, our annual report on Form 10-K for the year ended September 30, 2016 and subsequent quarterly reports on Form 10-Q and other filings, could cause our company’s future results to differ materially from those expressed in any forward-looking statements made by us or on our behalf. Many such factors are beyond our ability to control or predict. These forward-looking statements speak only as of the date for which they are made. We disclaim any intent or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digi International Inc.

June 1, 2017	By:	Michael C. Goergen

Name: Michael C. Goergen
Title: Senior Vice President, Chief Financial Officer and Treasurer